UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2013

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

 (Exact name of registrant as specified in its charter)

Colorado	001-34793	84-1536518
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 30 Dajingyu Street, Xiaojingyu Xiang, Wanbailin District, Taiyuan City, Shanxi Province, China P.C.		030024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (727) 641-1357

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 20, 2013, Longwei Petroleum Investment Holding Limited (the “Company”) received notice from the NYSE MKT that the Company is not in compliance with Sections 134 and 1101 of the NYSE MKT Company Guide (the “Company Guide”) in that it failed to file its Quarterly Report on Form 10Q for the fiscal quarter ended December 31, 2012 in a timely matter.

NYSE MKT has informed the Company that it must submit a plan of compliance by March 6, 2013 advising NYSE MKT what plan of action it will take to bring the Company into compliance with Sections 134 and 1101 of the Company Guide by no later than May 20, 2013.

NYSE MKT has notified the Company that it will remain on the list of issuers that are not in compliance with the NYSE MKT’s continued listing standards. The Company intends to regain compliance within the allotted timeframe.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release Dated February 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 26, 2013	LONGWEI PETROLEUM INVESTMENT HOLDING LTD.
/s/ Michael Toups
Michael Toups
Chief Financial Officer

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